EXHIBIT 99.1
Republic Property Trust Sets Date for Special Meeting of Shareholders
Washington, D.C. — August 27, 2007 — Republic Property Trust (NYSE:RPB) (“Republic”) today announced that it has scheduled a special meeting of its shareholders to approve the merger of Republic with and into an affiliate of Liberty Property Trust (“Liberty”) as contemplated by the Agreement and Plan of Merger, dated as of July 23, 2007, by and among Republic, Republic Property Limited Partnership, Liberty and affiliates of Liberty. The special meeting will be held on Thursday, September 27, 2007 at 10:00 a.m. Eastern Time at the Hyatt Regency Reston, located at 1800 Presidents Street in Reston, Virginia.
Republic’s shareholders of record on the close of business on August 24, 2007, the record date for the special meeting, will be entitled to vote at the meeting. Completion of the transactions is expected to occur as promptly as practicable after the date of the special meeting, subject to the approval at the special meeting of holders of not less than a majority of Republic’s outstanding common shares and other customary closing conditions.
Under the terms of the agreement, holders of Republic’s common shares will receive $14.70 in cash, without interest, for each common share issued and outstanding immediately prior to the effective time of the merger.
In addition, unitholders of Republic Property Limited Partnership, the operating entity through which Republic conducts all of its business and which owns all of Republic’s assets, will receive $14.70 per unit in cash, without interest.
About Republic Property Trust
Republic Property Trust is a fully integrated, self-administered and self-managed real estate investment trust formed to own, operate, lease, acquire and develop primarily Class A office properties. The Company’s current portfolio is focused in the Washington, D.C. metropolitan, or Greater Washington, D.C. market.
Safe Harbor
Various statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “strategy,” “plan,” “project,” “believe,” “anticipate,” “intend,” “should,” “will,” “expect,” “estimate,” and similar expressions identify these forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ materially from historical results or from any results expressed or implied by these forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; the Company’s ability to pay its estimated distribution at its current rate; the outcome of material litigation; the impact of potential management changes; the Company’s ability to acquire its option properties; the outcome of the merger with Liberty or any other strategic alternative course of action; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by it from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, as amended, and Quarterly Reports on Form 10-Q, each of which discusses these and other factors that could adversely affect the Company’s results. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
Additional Information About the Merger and Where to Find It
This communication is being made in respect of the proposed merger transactions involving Republic Property Trust (the “Trust”). The Trust will file a definitive proxy statement with the SEC in connection with the merger. The Trust urges investors, shareholders and unitholders to read the proxy statement when it becomes available and any other relevant documents filed by the Trust with the SEC because they will contain important information.
The final proxy statement will be mailed to the Trust’s shareholders. The proxy statement and other documents filed with the SEC will be available free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by the Trust will be available free of charge on the investor relations portion of the Trust’s website at www.rpbtrust.com, or by contacting the investor relations department of the Trust, telephone (703) 880-2900.
The Trust and certain of its trustees and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. The names of the Trust’s trustees and executive officers and a description of their interests in the Trust are set forth in its Form 10-K/A, which was filed with the SEC on April 30, 2007. Investors, shareholders and unitholders can obtain updated information regarding the direct and indirect interests of the Trust’s trustees and executive officers in the merger by reading the definitive proxy statement when it becomes available.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
For Further Information:
Republic Property Trust
Mike Green, 703-880-2900
MGreen@RPBTrust.com